Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 25, 2022, with respect to the consolidated financial statements of Northwest Bancshares, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
May 18, 2022